Exhibit 3.59

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “STOLLER NEWPORT NEWS NUCLEAR, INC.”, CHANGING ITS NAME FROM “STOLLER NEWPORT NEWS NUCLEAR, INC.” TO “HII NUCLEAR INC.”, FILED IN THIS OFFICE ON THE SEVENTH DAY OF JUNE, A.D. 2018, AT 4:32 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE FIRST DAY OF JULY, A.D. 2018.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

714925 8100 SR# 20185034504	Authentication: 202880743 Date: 06-14-18

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 04:32 PM 06/07/2018 FILED 04:32 PM 06/07/2018 SR 20185034504 - File Number 714925

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The Corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Stoller Newport News Nuclear, Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby adopts and approves an amendment to the Certificate to replace in its entirety Article I thereof so that, as amended, such Article shall be and read as follows:

ARTICLE I: The name of the corporation (herein called the “Corporation”) is HII Nuclear Inc.

and

BE IT FURTHER RESOLVED, that the Board hereby adopts and approves an amendment to the Certificate to replace in its entirety Article IV.A thereof so that, as amended, such Article shall be and read as follows:

ARTICLE IV.A: The Corporation is authorized to issue ONE HUNDRED (100) shares of Common Stock, $0.10 par value per share.

Immediately upon the effective time of the amendment to this Article IV.A (the “Effective Time”), all of the shares of Common Stock (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be automatically, and without any action by the holder thereof or the Corporation, reclassified as and converted into, in the aggregate, 100 shares of Common Stock as authorized by this Article IV.A (the “Reclassification”). The Reclassification shall be deemed to occur at the Effective Time, regardless of when any certificate previously representing shares of Old Common Stock (if such shares are held in certificated form) may be physically surrendered to the Corporation in exchange for a certificate representing shares of Common Stock. Each certificate outstanding immediately prior to the Effective Time representing shares of Old Common Stock shall, until surrendered to the Corporation in exchange for a certificate representing the applicable number of shares of

Common Stock, automatically represent from and after the Effective Time the applicable number of shares of Common Stock. All shares of Common Stock outstanding after the Reclassification shall be duly and validly issued, fully paid and nonassessable.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That said amendment be effective July 1, 2018.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 7th day of June 2018.

By:
Authorized Officer
Title: Secretary

Name: Charles R. Monroe, Jr.